                                                              Exhibit (g)(xix)


                                   SCHEDULE A
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                               SCHWAB INVESTMENTS,
                              SCHWAB CAPITAL TRUST,
                          SCHWAB ANNUITY PORTFOLIOS AND
                               SEI FUND RESOURCES

                                  LIST OF FUNDS

NAME OF FUND                                                             Date
------------                                                             ----
Schwab MarketTrack Growth Portfolio                                      4/30/98

Schwab MarketTrack Balanced Portfolio                                    4/30/98

Schwab MarketTrack Conservative Portfolio                                4/30/98

Schwab MarketTrack All Equity Portfolio                                  4/15/98

Schwab International Index Fund: Investor Shares, Select Shares          4/30/98

Schwab Small-Cap Index Fund: Investor Shares, Select Shares              4/30/98

Schwab MarketManager International Portfolio                             4/30/98

Schwab MarketManager Balanced Portfolio                                  4/30/98

Schwab MarketManager Growth Portfolio                                    4/30/98

Schwab MarketManager Small Cap Portfolio                                 4/30/98

Schwab MarketTrack Growth Portfolio II                                   4/30/98

Schwab S&P 500 Fund: Select Shares, Investor Shares, e.Shares            11/1/98

Schwab S&P 500 Portfolio                                                 11/1/98

Schwab 1000 Fund:  Select Shares, Investor Shares                        11/1/98

Schwab Analytics Fund                                                    11/1/98

Institutional Select S&P 500 Fund                                        2/1/99

Institutional Select Large-Cap Value Index Fund                          2/1/99

Institutional Select Small-Cap Value Index Fund                          2/1/99

Schwab Total Stock Market Index Fund - Select Shares, Investor Shares    6/1/99

                               SCHWAB INVESTMENTS
                               SCHWAB CAPITAL TRUST
                               SCHWAB ANNUITY PORTFOLIOS

                               By       /s/ William J. Klipp
                                        ----------------------------------
                               Name:    William J. Klipp
                               Title:   Executive Vice President and Chief
                                        Operating Officer

                               SEI FUND RESOURCES

                               By       /s/ Todd Cipperman
                                        ----------------------------------
                               Name:    Todd Cipperman
                               Title:   Vice President